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                                                                    EXHIBIT 10.8

                             EMPLOYMENT AGREEMENT



          This AGREEMENT is entered into as of October 5, 1999, by and between Alfred J. Amoroso (the "Executive") and CrossWorlds Software, Inc., a Delaware corporation (the "Company").

          1.  Duties and Scope of Employment.
              ------------------------------

                  (a)  Position. For the term of his employment under this
                       --------
Agreement ("Employment"), the Company agrees to employ the Executive in the position of President and Chief Executive Officer. The Executive shall report to the Company's Board of Directors. At the next meeting of the Board of Directors, the Executive will be nominated to serve as a Director, and if so elected, the Executive shall serve in such capacity without additional compensation.

                  (b)  Obligations to the Company. During the term of his
                       --------------------------
Employment, the Executive shall devote his full business efforts and time to the Company; provided, however, that after the first year of Employment with the Company this shall not preclude the Executive from serving as a member of the board of directors of up to three other companies to the extent such other companies do not compete with the Company and to the extent such service does not materially impact the ability of the Executive to fulfill his obligations to the Company. During the first year of Employment, the Executive may serve as a member of the board of directors of other companies only with the written consent of the Board of Directors of the Company. The Executive shall comply with the Company's policies and rules, as they may be in effect from time to time during the term of his Employment.

                  (c)  No Conflicting Obligations. The Executive represents and
                       --------------------------
warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Executive represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Executive or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person or entity. The Executive represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employers.

                  (d)  Commencement Date.  The Executive shall commence full-
                       -----------------
time Employment on October __, 1999.

          2.  Cash and Incentive Compensation.
              -------------------------------

                  (a)  Salary.  The Company shall pay the Executive as
                       ------
compensation for his services a base salary at the rate of not less than $41,666.66 per month, payable in accordance
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with the Company's standard payroll schedule. (The compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Salary.")

                  (b)  Sign-on Bonus. The Executive shall be paid a sign-on
                       -------------
bonus of $400,000, less all applicable deductions, that will be earned when Executive commences Employment. This bonus will be paid on or before March 1, 2000.

                  (c)  Target Bonus. The Executive will be paid a pro rata
                       ------------
target bonus for the period ending December 31, 1999 based on the number of weeks of actual employment in 1999 and a full annual target bonus of $250,000; this bonus will be paid on or before March 1, 2000. Executive will be paid a bonus of $250,000 for calendar year 2000; this payment will be made on or before February 15, 2001. Beginning with the year 2001 and for each year thereafter during the Employment Period, the Executive will be eligible to earn an annual bonus (the "Bonus") equal to at least fifty percent (50%) of his Base Salary based on his achievement of objective or subjective criteria established by the Company's Board after consultation with Executive. Unless otherwise provided in this paragraph (c), any bonus payable hereunder shall be payable annually in accordance with the Company's normal practices and policies.

                  (d)  Stock Options.
                       -------------

                         (i)  Option Grant. Subject to the approval of the
                              ------------
Company's Board of Directors, the Company shall grant the Executive a stock option to purchase 1,328,245 shares of the Company's common stock, which after including the stock option grant described in Subsection (ii) below, represents 8% of the Company's outstanding fully diluted common stock immediately following such stock grant (including common shares and assumed conversion into common stock of all series of preferred shares, warrants, options and shares available for option grants and giving effect to the Company's Series F Preferred stock financing and related one for three reverse stock split). Such option shall be granted as soon as reasonably practicable after the date Executive's Employment commences. The per share exercise price of the option will be equal to the per share fair market value of the common stock on the date of grant, as determined by the Board of Directors. The term of such option shall be 10 years, subject to earlier expiration in the event of the termination of the Executive's Employment. Such option shall be immediately exercisable, if Executive elects to do so, but the purchased shares shall be subject to repurchase by the Company at the exercise price in the event that the Executive's Employment terminates before he vests in the shares. The Executive shall vest, and the Company's repurchase right if applicable shall lapse in the option shares in equal monthly installments over forty-eight (48) months from the date Executive's Employment commences.

                         (ii) Option Grant. Subject to the approval of the
                              ------------
Company's Board of Directors, the Company shall grant the Executive a stock option to purchase 796,947 shares of the Company's common stock, which after including the stock option grant described in Subsection (i) above, represents 8% of the Company's outstanding fully diluted common stock immediately following such stock grant (including common shares and assumed conversion into common stock of all series of preferred shares, warrants, options and shares available for option grants and giving effect to the Company's Series F Preferred stock financing and related one for

                                       2
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three reverse stock split). Such option shall be granted as soon as reasonably practicable after the date Executive's Employment commences. The per share exercise price of the option will be equal to the per share fair market value of the common stock on the date of grant, as determined by the Board of Directors. The term of such option shall be 10 years, subject to earlier expiration in the event of the termination of the Executive's Employment. Such option shall be immediately exercisable, if Executive elects to do so, but the purchased shares shall be subject to repurchase by the Company at the exercise price in the event that the Executive's Employment terminates before he vests in the shares. The Executive shall vest in the option shares, and the Company's repurchase right if applicable shall lapse, in equal monthly installments over forty-eight (48) months from the date Executive's Employment commences; however, the vesting shall accelerate and the Company's repurchase right, if applicable, will lapse immediately upon the effective date of an initial public offering of the Company's stock.

                         (iii)  Exercise of Options. The option grants made
                                -------------------
pursuant to subsections (i) and (ii) above shall be subject to the Company's standard form of stock option agreements, copies of each of which are attached hereto as exhibits and must be executed as a condition of the grant and exercise. Executive shall have the right to exercise his options while he remains employed by the Company by delivering a full recourse promissory note secured by a pledge of the shares purchased thereunder. If required under the laws of the Company's state of incorporation, Executive shall pay cash for the par value of the exercised option shares. Interest on the promissory note shall accrue at the minimum applicable federal rate under the Internal Revenue Code to avoid imputed income. The principal balance and interest shall be due in full on the earlier of the fourth anniversary of Executive's hire date or 90 days after the termination of Executive's Employment. The note shall be subject to such other terms and conditions as may be agreed to by the Company and Executive. The credit extended to Executive hereunder shall equal the aggregate option price payable for the purchased shares.

                         (iv) Registration of Shares. The Company will take all
                              ----------------------
reasonable steps at its sole cost and expense to register Executive's stock following an initial public offering so that Executive can sell any vested shares of stock if he so chooses following the expiration of any applicable lock-up period. Nothing herein will be interpreted as requiring the Company to breach any rights regarding the registration of securities under the Securities Act of 1933.

                         (v)  Effect of Termination of Employment. If during the
                              -----------------------------------
first year of Executive's Employment, the Company terminates Executive's Employment "Without Cause" or Executive resigns for "Good Reason," then fifty percent (50%) of the shares subject to Executive's outstanding options will become vested and, if applicable, the Company's repurchase rights as to such shares will lapse. Following the first year of Executive's Employment, if the Company terminates Executive's Employment "Without Cause," or Executive resigns for "Good Reason," then Executive shall receive additional vesting of all of his outstanding options and, if applicable, the Company's repurchase rights as to such shares will lapse, as if he had provided an additional twelve (12) months of service from the date employment terminates.

                         (vi) Effect of Change of Control. In the event of a
                              ---------------------------
Change of Control during the period of Executive's employment, then each of Executive's outstanding

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options will become fully vested and, if applicable, the Company's repurchase rights will lapse as to all shares subject to all options.

                         (vii)  Definitions.
                                -----------

                             (a)   "Change of Control." For all purposes under
                                    -------------------
this Agreement, "Change of Control" shall mean (i) a merger or consolidation in which securities possessing at least fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

                             (b)   "Good Reason." For all purposes under this
                                   --------------
Agreement, "Good Reason" for Executive's resignation will exist if he resigns within sixty days of any of the following: (i) any reduction in his base salary or target bonus; (ii) any material reduction in his benefits; (iii) a change in his position with the Company or a successor company which materially reduces his duties or level of responsibility; or (iv) any requirement that he relocate his place of employment by more than thirty-five (35) miles from his then current office, provided such reduction, change or relocation is effected by the Company without his written consent. A resignation by Executive under any other circumstances or for any other reasons will be a resignation "Without Good Reason."

                             (c)   Termination for "Cause." For all purposes
                                   ------------------------
under this Agreement, a termination for "Cause" shall mean a good faith determination by the Company's Board of Directors that Executive's Employment be terminated for any of the following reasons: (i) willful misconduct which materially damages the Company; (ii) misappropriation of the assets of the Company; or (iii) conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof. A termination of Executive's Employment in any other circumstances or for any other reasons will be a termination "Without Cause."

          3.  Vacation and Executive Benefits. During the term of his
              -------------------------------
Employment, the Executive shall be eligible for paid vacation in accordance with the Company's standard policy for similarly situated employees, as it may be amended from time to time. During the term of his Employment, the Executive shall be eligible to participate in any employee benefit plans maintained by the Company for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

          4.  Business Expenses. During the term of his Employment, the
              -----------------
Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

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          5.  Real Estate Assistance. The Company will provide the Executive
              ----------------------
with a moving assistance loan (the "Loan") of $1,500,000 to assist the Executive in moving into a home similar to that in which he presently resides. This Loan will be provided within a reasonable time after Executive commences employment. In order to receive this Loan, Executive will be required to execute a non-recourse promissory note (the "Note") secured by Executive's real estate or other collateral acceptable to the Company. The Note will bear interest at the minimum applicable federal rate under the Internal Revenue Code to avoid the imputation of income. The principal amount of the Loan and accrued interest are due and payable on the earlier of (i) nine months after the date Executive's Employment terminates, or (ii) the date when Executive's home is sold. However, the principal amount of the Loan and accrued interest will be forgiven in equal monthly installments on the last day of each month from the date of employment for a period of forty-eight (48) months, provided the Executive remains employed through each such date. The Company will make periodic bonus payments to Executive which, following the deduction of all applicable taxes, will allow Executive to make all tax payments on the loan and forgiven interest. If prior to the fourth anniversary of the date Executive commences Employment the Company terminates Executive's Employment "Without Cause" or Executive resigns for "Good Reason," then on the termination date the Company shall forgive Executive's monthly installment payments of the loan and accrued interest for twelve (12) additional months as if Executive had been employed by the Company for those twelve additional months.

          6.  Relocation and Temporary Living Expenses.
              ----------------------------------------

                  (a)  Relocation Assistance. The Company will provide the
                       ---------------------
Executive with full relocation assistance including payment of all closing costs on the sale of Executive's current home plus all acquisition costs on the purchase of his new home in the Bay Area. The Company also will pay for the packing and unpacking of his household goods, relocation of his household goods and two house hunting trips including business class airfare from Tokyo, Japan to the Bay Area for Executive, his spouse and dependent child. The Company agrees to pay for the relocation of household goods from the Executive's temporary residence in Tokyo to either Connecticut or California, as Executive deems necessary, and from Executive's current home in Connecticut to a new home in California. The Executive shall present appropriate supporting documentation of such costs in accordance with the Company's generally applicable policies.

                  (b)  Temporary Living Expenses. The Company also will pay for
                       -------------------------
Executive's temporary living costs to make Executive whole until such time as the Executive, his spouse and dependent children permanently relocate to the Bay Area. The Executive shall present appropriate supporting documentation of such costs in accordance with the Company's generally applicable policies. The Company and Executive agree that such costs cannot be fully anticipated at this time, but may total $200,000 to $300,000, and may include, but are not limited to, the following: (a) a monthly housing allowance for rental of a furnished apartment for Executive's family in Tokyo, Japan; (b) a monthly housing allowance for Executive's rental of temporary housing in the Bay Area; (c) tuition and related educational fees for Executive's dependent son; (d) monthly support for Executive's spouse and dependent child in Tokyo, Japan through Relocation Services; and (e) reimbursement for two roundtrip business class airfares per month for either Executive to return to Tokyo, Japan or Executive's spouse and dependent child to travel to the Bay Area. The Executive will book such travel arrangements as far in advance as

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practicable to minimize the expense of such airfare, and make all possible efforts to consolidate business travel with trips to Tokyo. In the event there are additional unanticipated temporary living expenses, the Company will evaluate in good faith payment of such expenses with the intent to make the Executive whole.

                  (c)  Gross-up. The Company will provide Executive a gross-up
                       --------
on payments for relocation and temporary living expenses that are not deductible for tax purposes.

          7.  Term of Employment.
              ------------------

                  (a)  Basic Rule. The Company agrees to continue the
                       ----------
Executive's Employment, and the Executive agrees to remain in Employment with the Company, from the commencement date set forth in Section 1(d) until the date when the Executive's Employment terminates pursuant to Subsection (b) below (the "Employment Period"). The Executive's Employment with the Company shall be "at will," which means that either the Executive or the Company may terminate the Executive's Employment at any time, for any reason, with or without Cause. Any contrary representations, which may have been made to the Executive shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Executive and the Company on the "at will" nature of the Executive's Employment, which may only be changed in an express written agreement signed by the Executive and a duly authorized officer of the Company.

                  (b)  Termination. The Company may terminate the Executive's
                       -----------
Employment at any time and for any reason (or no reason), and with "Cause" or "Without Cause," by giving the Executive notice in writing. The Executive may terminate his Employment by giving the Company 14 days' advance notice in writing. The Executive's Employment shall terminate automatically in the event of his death.

                  (c)  Rights Upon Termination. Except as expressly provided in
                       -----------------------
Section 8, upon the termination of the Executive's Employment pursuant to this
Section 7, the Executive shall be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period preceding the effective date of the termination, including payment of a pro rata share of Executive's target bonus for the year in which the termination occurs. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Executive.

                  (d)  Termination of Agreement. This Agreement shall terminate
                       ------------------------
when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Executive's obligations under Section 9.

          8.  Termination Benefits.
              --------------------

                  (a)  Severance Pay. If the Company terminates the Executive's
                       -------------
Employment "Without Cause" or Executive resigns for "Good Reason," then the Company shall pay the Executive a lump sum payment equal to the sum of (i) twelve months of his Base Salary plus (ii) his annual target bonus. The Company also will pay for the cost of Executive continuing his medical coverage for himself and his eligible dependents under COBRA for a period of one

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year following the date his employment terminates if he elects to continue that coverage. The Company will also accelerate the vesting of the Executive's outstanding stock options and forgive Executive's repayment of the Loan in accordance with Sections 2(d)(v) and 5, respectively. Executive's Base Salary shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company's standard payroll procedures.

          9.  Non-Solicitation and Non-Disclosure.
              -----------------------------------

                  (a)  Non-Solicitation. During the period commencing on the
                       ----------------
date of this Agreement and continuing until the first anniversary of the date when the Executive's Employment terminated for any reason, the Executive shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Executive's own behalf or on behalf of any other person or entity) the employment or retaining of any employee or consultant of the Company or any of the Company's affiliates.

                  (b)  Non-Disclosure. As a condition of employment Executive
                       --------------
will execute the Company's standard Proprietary Information Agreement, a copy of which is attached.

          10.  Legal Fees. The Company will pay Executive's reasonable
               ----------
attorneys' fees in connection with negotiating and drafting this Agreement.

          11. Successors.
              ----------

                  (a)  Company's Successors. This Agreement shall be binding
                       --------------------
upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

                  (b)  Executive's Successors. This Agreement and all rights of
                       ----------------------
the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          12.  Indemnity. The Company will indemnify and provide a defense to
               ---------
the Executive to the full extent permitted by law and its bylaws with respect to any claims arising out of the performance of his duties as an employee, director or officer of the Company. To the same extent, the Company will pay, and subject to any legal limitations, advance all expenses, including reasonable attorney fees and costs of court-approved settlements, actually and necessarily incurred by Executive in connection with the defense of any action, suit or proceeding and in connection with any appeal, which has been brought against Executive by reason of his service as an officer, director or agent of the Company, or his acceptance of this Agreement or the performance of his duties thereunder. The Company shall use its best efforts to obtain coverage for Executive under a liability insurance policy or policies that cover the actions of officers and directors of the Company.

          13.  Miscellaneous Provisions.
               ------------------------

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                  (a)  Notice. Notices and all other communications contemplated
                       ------
by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                  (b)  Modifications and Waivers. No provision of this Agreement
                       -------------------------
shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                  (c)  Whole Agreement. No other agreements, representations or
                       ---------------
understandings (whether oral or written) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter of this Agreement. This Agreement, the Proprietary Information Agreement, and applicable stock option agreements and stock plans, contain the entire understanding of the parties with respect to the subject matter hereof.

                  (d)  Taxes. All payments made under this Agreement shall be
                       -----
subject to reduction to reflect taxes or other charges required to be withheld by law.

                  (e)  Choice of Law. The validity, interpretation, construction
                       -------------
and performance of this Agreement shall be governed by the laws of the State of California (except provisions governing the choice of law).

                  (f)  Severability. The invalidity or unenforceability of any
                       ------------
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                  (g)  No Assignment. This Agreement and all rights and
                       -------------
obligations of the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

                  (h) Arbitration. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in San Francisco, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The Executive and the Company shall split the cost of the arbitration filing and hearing fees and the cost of the arbitrator. Each party shall bear its own attorney fees, unless otherwise determined by the arbitrator. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any

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dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Subsection 13(h) shall not apply to any dispute or claim relating to the Proprietary Information Agreement.

                  (i)  Headings. The headings of the paragraphs contained in
                       --------
this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

                  (j)  Counterparts. This Agreement may be executed in two or
                       ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                           EXECUTIVE

                                           /S/ Alfred J. Amoroso
                                           ________________________________
                                           Alfred J. Amoroso


                                           CROSSWORLDS SOFTWARE, INC.


                                           By:_____________________________

                                           Title:__________________________



EXHIBIT A - Stock Option Agreements
EXHIBIT B - Proprietary Information Agreement

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